Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ■
Filed by a Party Other Than the Registrant □

Check the appropriate box:
□ Preliminary Proxy Statement
□ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
■ Definitive Proxy Statement
□ Definitive Additional Materials
□ Soliciting Material Pursuant to § 240.14a-12

Security Federal Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
■ No fee required.
□ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
N/A
(2) Aggregate number of securities to which transactions applies:
N/A
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
N/A
(4) Proposed maximum aggregate value of transaction:
N/A
(5) Total fee paid:
N/A
□ Fee paid previously with preliminary materials:
N/A
□
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
N/A
(2) Form, Schedule or Registration Statement No.:
N/A
(3) Filing Party:
N/A
(4) Date Filed:
N/A

March 20, 2018

Dear Fellow Shareholder:

It is with great pleasure that I invite you to attend Security Federal Corporation's annual meeting of shareholders, to be held on April 19, 2018 at Newberry Hall, located at 117 Newberry Street, SW, Aiken, South Carolina at 11:00 a.m., Eastern time.  This meeting will include management's report to you on our financial and operating performance for the year ended December 31, 2017, as well as an update on the progress we've made in achieving our longer term corporate goals.

A critical aspect of the annual meeting is the shareholder vote on corporate business items.  I urge you to exercise your voting rights as a shareholder and participate.  All the materials you need to vote via the mail are enclosed in this package.  Please look them over carefully.  Then MARK, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions.

Your Board of Directors and management are committed to the continued success of Security Federal Corporation and to the enhancement of your investment.  As your Chairman, I want to express my appreciation for your confidence and support.

Sincerely,

/s/Timothy W. Simmons

Timothy W. Simmons
Chairman

SECURITY FEDERAL CORPORATION
P.O. Box 810
Aiken, South Carolina 29802
(803) 641-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 19, 2018

Notice is hereby given that the annual meeting of shareholders of Security Federal Corporation will be held at Newberry Hall, located at 117 Newberry Street, SW, Aiken, South Carolina, on April 19, 2018, at 11:00 a.m., Eastern time.  A proxy card and a proxy statement for the meeting are enclosed.

The meeting is for the purpose of considering and acting upon:

Proposal 1:	The election of three directors to each serve for a three-year term.

Proposal 2:	An advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 3:	Adoption of the Security Federal Corporation 2018 Employee Stock Purchase Plan.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the meeting.

The Board of Directors has fixed the close of business on March 6, 2018 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 19, 2018.  Our Proxy Statement, proxy card and Annual Report to Shareholders are available at www.securityfederalbank.com.

A complete list of shareholders entitled to vote at the meeting is available for examination by any shareholder, for any purpose germane to the meeting, between 9:00 a.m. and 5:00 p.m., Eastern time, Monday through Friday, at the main office of Security Federal Corporation located at 238 Richland Avenue, NW, Aiken, South Carolina, from the date of this Proxy Statement through the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Robert E. Alexander

Robert E. Alexander
Secretary

Aiken, South Carolina
March 20, 2018

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

PROXY STATEMENT

SECURITY FEDERAL CORPORATION
P.O. Box 810
Aiken, South Carolina 29802
(803) 641-3000

ANNUAL MEETING OF SHAREHOLDERS
APRIL 19, 2018

The Board of Directors of Security Federal Corporation is using this Proxy Statement to solicit proxies from our shareholders for use at the annual meeting of shareholders.  We are first mailing this Proxy Statement and the enclosed form of proxy to our shareholders on or about March 20, 2018.

The information provided in this Proxy Statement relates to Security Federal Corporation and its wholly-owned subsidiary, Security Federal Bank.  Security Federal Corporation may also be referred to as "Security Federal" and Security Federal Bank may also be referred to as the "Bank."  References to "we," "us" and "our" refer to Security Federal and, as the context requires, Security Federal Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held as follows:

Date:	Thursday, April 19, 2018
Time:	11:00 a.m., Eastern time
Place:	Newberry Hall, located at 117 Newberry Street, SW, Aiken, South Carolina

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	The election of three directors to each serve for a three-year term.

Proposal 2:	An advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 3:	Adoption of the Security Federal Corporation 2018 Employee Stock Purchase Plan.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Who is Entitled to Vote?

We have fixed the close of business on March 6, 2018 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Security Federal's common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Security Federal common stock you own.  On the record date, there were 2,953,324 shares of Security Federal common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  This question provides voting instructions for shareholders of record.  You are a shareholder of record if your shares of Security Federal common stock are held in your name.  If you are a beneficial owner of Security Federal common stock held by a broker, bank or other nominee (i.e., in "street name"), please see the instructions in the following question.

Shares of Security Federal common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card.  Shares of Security Federal common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR approval of the compensation of our named executive officers and FOR adoption of the 2018 Employee Stock Purchase Plan.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted.  Your broker may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form that accompanies this Proxy Statement.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, the shares not voted will be treated as "broker non-votes."  All of the proposals included in this Proxy Statement are non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted with respect to the proposals.

If your shares are held in street name and you wish to change your voting instructions after you have returned your voting instruction form to your broker, you must contact your broker.  If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of Security Federal common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for more than 30 days or a new record date is set.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Security Federal common stock.  Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

The advisory (non-binding) vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions and broker non-votes do not constitute votes cast and therefore will have no effect on approval of the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Adoption of the 2018 Employee Stock Purchase Plan

Adoption of the Security Federal Corporation 2018 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Any shareholder represented in person or by proxy at the meeting and entitled to vote on the subject matter may elect to abstain from voting on this proposal.  If so, the abstention will not be counted as a vote cast on the proposal and, therefore, will have no effect on the outcome of the vote on the proposal.  Provided there is a quorum of shareholders present in person or by proxy, shareholders not attending the meeting, in person or by proxy, will also have no effect on the outcome of this proposal.  Broker non-votes do not constitute votes cast and will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR adoption of the 2018 Employee Stock Purchase Plan.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Secretary of Security Federal in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

Any written notice revoking a proxy should be delivered to Robert E. Alexander, Secretary, Security Federal Corporation, 238 Richland Avenue, NW, Aiken, South Carolina 29801.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 6, 2018, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Security Federal's common stock, other than directors and executive officers;

•	each director and director nominee of Security Federal;

•	each executive officer of Security Federal or the Bank named in the Summary Compensation Table appearing under "Executive Compensation" below (known as "named executive officers"); and

•	all current directors and executive officers of Security Federal and the Bank as a group.

Persons and groups who beneficially own in excess of five percent of Security Federal's common stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Security Federal's common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of common stock if  he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding (%)

Beneficial Owners of More Than 5%
(Other Than Directors and Executive Officers)

T. Clifton Weeks Family Ltd. Partnership	295,878	10.02
P.O. Box 941
Aiken, South Carolina 29802

Thomas W. Weeks and Drew W. Weeks (1)	197,316	6.68
3716 Docksite Road
Edisto Beach, South Carolina 29438

Directors

Gasper L. Toole, III (2)	150,150	5.08
Thomas L. Moore (3)	18,104	*
Robert E. Alexander (4)	17,900	*
William Clyburn (5)	9,514	*
Harry O. Weeks, Jr. (6)	90,148	3.05
Timothy W. Simmons (7)	642,177	21.74
Frank M. Thomas, Jr. (8)	13,301	*

Named Executive Officers**

J. Chris Verenes (9)	24,346	*
Roy G. Lindburg (10)	54,506	1.85
Richard T. Harmon (11)	1,644	*

All directors and executive officers as a group (10 persons)	1,021,790	34.60

____________
*	Less than one percent of shares outstanding.
**	Each of the named executive officers is also a director of Security Federal.
(1)	Thomas W. Weeks is the brother of Harry O. Weeks, Jr., a director of Security Federal. Includes 45,600 shares held by Mr. Thomas W. Weeks' wife.
(2)	Includes 35,950 shares held by his wife. Also includes 800 shares held by his wife jointly with her children.
(3)	Includes 11,420 shares held in a trust. Also includes 2,880 shares held by his wife, of which 600 shares are in a trust.
(4)	Includes 2,500 shares held by his wife and 3,000 shares held by his son.
(5)	Includes 6,464 shares held jointly with his wife.
(6)	Includes 3,540 shares held by his wife.
(7)	Includes 79,598 shares held by his wife. Excludes shares owned by the T. Clifton Weeks Family Ltd. Partnership, of which Mr. Simmons' wife is a partner.
(8)	Includes 6,180 shares held jointly with his wife.
(9)	Includes 5,300 shares held jointly with his wife.
(10)	Includes 52,255 shares held in a trust.
(11)	Includes 644 shares held jointly with his wife.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors consists of ten members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  The table below sets forth information regarding each director of Security Federal and each nominee for director.  The Nominating Committee of the Board of Directors selects nominees for election as directors.  The Nominating Committee has nominated Timothy W. Simmons, Harry O. Weeks, Jr. and Roy G. Lindburg each to serve for a term of three years.  All of our nominees currently serve as directors of Security Federal and Security Federal Bank.  Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Timothy W. Simmons, Harry O. Weeks, Jr. and Roy G. Lindburg.

	Age		Director	Term to
Name	(1)	Positions Held in Security Federal and the Bank	Since (2)	Expire

NOMINEES

Timothy W. Simmons	72	Chairman of the Board of Security Federal and Director of the Bank	1983	2021 (3)

Harry O. Weeks, Jr.	78	Director of Security Federal and the Bank	2011	2021 (3)

Roy G. Lindburg	57	President of Security Federal and Director of Security Federal and the Bank	2005	2021 (3)

		CONTINUING DIRECTORS

Gasper L. Toole, III	92	Director and Vice Chairman of Security Federal and Director of the Bank	1958	2019

Thomas L. Moore	67	Director of Security Federal and the Bank	1990	2019

J. Chris Verenes	61	Chief Executive Officer and Director of Security Federal and Chairman of the Board and Chief Executive Officer of the Bank	2002	2019

Richard T. Harmon	62	President of the Bank and Director of Security Federal and the Bank	2013	2019

Robert E. Alexander	78	Secretary and Director of Security Federal and the Bank	1988	2020

William Clyburn	76	Director of Security Federal and the Bank	1993	2020

Frank M. Thomas, Jr.	71	Director of Security Federal and the Bank	2008	2020
______________
(1)	As of December 31, 2017.
(2)	For years prior to 1988, includes service on the Board of Directors of the Bank.
(3)	Assuming re-election at the annual meeting.

Set forth below is the principal occupation of each nominee for director and each director continuing in office.  All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Timothy W. Simmons has served as Chairman of the Board since October 2011.  He served as President and Chief Executive Officer of Security Federal from 1987 and 1994, respectively, until his retirement on January 1, 2012.

Mr. Simmons was elected President and Chief Operating Officer of the Bank in January 1987 and served in these capacities from March 1987 to December 2001.  In May 1988, Mr. Simmons became Chief Executive Officer of the Bank and in January 2002, he was elected Chairman of the Bank's Board of Directors, positions he held until December 2010.  Mr. Simmons' career in banking has given him expertise in all areas of banking.

Harry O. Weeks, Jr. was appointed to the Boards of Directors of Security Federal and the Bank effective January 1, 2011.  Mr. Weeks previously served as a director of Security Federal and the Bank from 1978 until his retirement on April 1, 2008.  Mr. Weeks is an Insurance Broker and Business Development Officer with Hutson-Etherredge Companies, a position he has held since May 1995.  Prior to that, Mr. Weeks was President and Chief Executive Officer of Lyon, Croft, Weeks & Hunter Insurance Agency from May 1965 to May 1995.  Mr. Weeks' prior service on the Board of Directors and Audit Committee provided him expertise in many areas of banking.

Roy G. Lindburg has served as President of Security Federal since June 6, 2014.  Mr. Lindburg is a Certified Public Accountant and served as Chief Financial Officer of Security Federal and the Bank from January 1995 until June 2014.  Mr. Lindburg serves on the Business Advisory Council for the University of South Carolina Aiken School of Business Administration.  He also serves on the Salvation Army Advisory Board and the South Carolina Tennis Association Board.  Mr. Lindburg provides the Board of Directors with financial expertise.

Gasper L. Toole, III is a retired attorney and was of counsel to the law firm of Toole & Toole from March 1991 to December 2006.  Prior to that time, he was a partner in the firm.  He served as Vice President of Security Federal from July 1987 and of the Bank from August 1958 until December 2006.  He has been Vice Chairman of Security Federal since July 2006.  Mr. Toole was a member of the Aiken County Higher Education Commission (University of South Carolina – Aiken) from 1965 to 2013, its Chairman from 1986 until 2002, and is an emeritus member.  He was a founding Trustee of Mead Hall Episcopal School and a member of the Board of Aiken Technical College from 1986 until 2002.  Mr. Toole brings his legal expertise to the Board of Directors.

Thomas L. Moore owns TL Moore Consulting, LLC, which provides consulting and registered lobbying services for entities primarily located in South Carolina.  He was President of Boiler Efficiency, Inc., a mechanical contracting company, which was in operation from 1978 to 2011.  He served in the South Carolina House of Representatives from 1979 to 1981 and the South Carolina Senate from 1981 to 2007. Mr. Moore brings to the Board a diverse background in politics, community involvement and small business management.

J. Chris Verenes is Chief Executive Officer of Security Federal and Chairman of the Board and Chief Executive Officer of the Bank, positions he has held since January 1, 2012 and January 1, 2011, respectively.  He served as President of Security Federal from 2012 until June 2014 and as President of the Bank from 2004 until 2011.  Before joining the Bank he held a variety of management positions with Washington Group International, now part of AECOM, an engineering and construction company that also manages and operates major government sites throughout the United States for the Department of Energy.  He was Director of Planning and Administration from 2001 to January 2004, Chief of Staff during 2001, Director of Strategic Programs for the business unit from 2000 to 2001 and Deputy Manager of Business Development from 1996 to 2000.  Prior to his employment by Washington Group International, Mr. Verenes served as Controller for Riegel Textile Corporation, as Director of Control Data and Business and Technology Center, and as Executive Director of the South Carolina Democratic Party.  Mr. Verenes' career has given him expertise in management and strategic planning.

Richard T. Harmon was appointed President of the Bank effective June 6, 2014, having served as Chief Lending Officer of the Bank from 2011 until June 2014.  Prior to that, he had served as Senior Vice President of Mortgage Lending since 2007 when he began his career with the Bank.  Prior to his employment with the Bank, Mr. Harmon was employed with Regions Bank from 1998 to 2007 as Senior Vice President of Construction Lending. From 1985 to 1998, Mr. Harmon was employed at Palmetto Federal Savings Bank of South Carolina serving in a variety of positions related to branch operations and lending.  Mr. Harmon presently serves on the Board of Directors for the Greater Aiken Chamber of Commerce, United Way of Aiken County and the Finance Committee for Aiken County Habitat for Humanity.  Mr. Harmon's career has given him expertise in many areas of banking, particularly in the area of lending.

Robert E. Alexander is the Chancellor Emeritus of the University of South Carolina – Aiken after having served as Chancellor from 1983 to June 2000.  Dr. Alexander is past chair and former member of the Board of Governors as well as the Patient Safety Committee of Aiken Regional Medical Centers, a wholly-owned subsidiary of Universal  Health Services.  He was a founding member and past chair of the Board of Directors of the Child Advocacy Center of Aiken, an organization that provides emergency intervention, forensic exams and counseling to children in abusive situations.  He is Chair of the Personnel Committee of St. Thaddeus Episcopal Church.  He has recently served as a member of the following boards: The Bishop Gravatt Episcopal Retreat Center, The Aiken Preparatory School and The Lambda Chi Alpha National Fraternity Indianapolis, Indiana.  In addition, Dr. Alexander occasionally serves as a consultant for architectural firms on a national and a regional basis in the fields of higher education and health care facilities.  Dr. Alexander brings to the Board of Directors organizational expertise and strong knowledge of our local community involvement.

William Clyburn is retired.  Prior to his retirement in March 2005, he was employed as an Advisor for Community Alliances with Westinghouse Savannah River Company, a United States Department of Energy contractor located in Aiken, South Carolina, since September 1994.  He previously served as an Administrative Law Judge with the South Carolina Workers Compensation Commission from July 1986 to June 1994.  Mr. Clyburn serves in the South Carolina House of Representatives.  Mr. Clyburn brings employer relations expertise, as well as community involvement, to the Board of Directors.

Frank M. Thomas, Jr. is retired.  He served as President of the Bank from 2011 until June 2014, and as Executive Vice President of the Bank from 2007 until 2011.  Mr. Thomas began his career with the Bank in 1994 as a Business Development Officer and served in positions of increasing responsibilities in his years with the Bank.  His most recent positions have included Senior Vice President of Commercial Lending and Senior Vice President and Aiken Area Executive of the Bank.  Mr. Thomas is active in the Aiken community and is past Chair of the Board of Directors of the Greater Aiken Chamber of Commerce.  Mr. Thomas' career has given him experience in a number of areas of banking, with particular expertise in the area of lending.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of Security Federal and the Bank conduct their business through Board and committee meetings.  During the year ended December 31, 2017, the Security Federal Board of Directors held 12 regular meetings.  The Board of Directors of the Bank generally meets on a monthly basis and during the year ended December 31, 2017, met 27 times.  No director attended fewer than 75% of the total meetings of the Boards and committees on which he served during this period.

Committees and Committee Charters

Security Federal's Board of Directors has standing Executive, Audit, Compensation, Proxy and Nominating Committees. The Bank's Board of Directors has standing Executive, Audit, Compensation, Loan and Review Committees.  Security Federal's Audit and Nominating Committees have adopted written charters and copies of these charters are available on our website at www.securityfederalbank.com.

Committees of the Security Federal Board of Directors

The Executive Committee, comprised of Directors Simmons (Chairman), Toole, Alexander, Weeks, Verenes Lindburg, Harmon and Thomas meets on an as needed basis to handle matters arising between Board meetings.  The Committee met once during the year ended December 31, 2017.

The Audit Committee, comprised of Directors Moore (Chairman), Clyburn, Alexander, Simmons and Thomas assists the Board in fulfilling its oversight responsibilities.  This Committee is responsible for reviewing our annual audited financial statements and any financial statements submitted to the public, appointment of the independent auditor and monitoring the independence and performance of our independent auditor and internal auditing department.  The Board of Directors has determined that there is no "audit committee financial expert," as defined by the SEC; however, the Board believes that the current members of the Audit Committee are qualified to serve based on their collective experience and background.  Directors Moore, Clyburn, Alexander and Thomas are "independent," pursuant to the rules of The Nasdaq Stock Market LLC ("Nasdaq") governing audit committee membership.  Director Simmons is not independent for purposes of audit committee membership.  Although Security Federal's common stock is not listed on Nasdaq, it has chosen to apply Nasdaq's definition of independence, as permitted by the SEC.  This Committee met 12 times during the year ended December 31, 2017.

The Compensation Committee, which also serves as the Stock Option Committee, is comprised of Directors Simmons (Chairman), Toole, Alexander and Weeks.  This Committee meets on an as needed basis and makes recommendations to the Board regarding annual contributions to certain benefit plans and salaries for officers and employees.  This Committee also determines certain minor administrative matters related to certain employee benefit plans.  Each member of the Committee is "independent," as defined by Nasdaq, with the exception of Mr. Simmons.  This Committee did not meet during the year ended December 31, 2017.

The Proxy Committee, which is composed of Directors Simmons (Chairman), Toole, Alexander, Weeks, Moore and Clyburn, is responsible for voting the proxies of Security Federal's shareholders.  The Committee met once during the year ended December 31, 2017.

The Nominating Committee, consisting of Directors Simmons (Chairman), Toole, Alexander, Weeks, Moore and Clyburn was formed to ensure that we maintain the highest standards and best practices in all critical areas relating to the management of our business.  This Committee also selects nominees for the election of directors and develops a list of nominees for board vacancies.  Each member of the Committee is "independent," as defined by Nasdaq.  The Committee met once during the year ended December 31, 2017.

Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the meeting.  In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank's market area.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of Security Federal.  The Committee will consider director candidates recommended by Security Federal's shareholders.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of Security Federal's Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see "Shareholder Proposals and Nominations" in this Proxy Statement.

As noted above, the Nominating Committee considers a number of criteria when selecting new members of the Board.  Those criteria as well as viewpoint, skill, race and national origin are considered to provide for diversity on our Board of Directors.  These diversity factors are considered when the Nominating Committee and Board are seeking to fill a vacancy or new seat on the Board.

Committees of the Security Federal Bank Board of Directors

The Executive Committee is composed of Directors Verenes (Chairman), Toole, Alexander, Weeks, Simmons, Lindburg, Harmon and Thomas.  To the extent authorized by the Board of Directors and by the Bank's Bylaws, this Committee exercises all of the authority of the Board of Directors between Board meetings and formulates recommendations for presentation to the full Board.  All actions of this Committee are reviewed and ratified by the entire Board.  The Executive Committee met 22 times during the year ended December 31, 2017.

The Loan Committee is composed of Directors Verenes (Chairman), Toole, Alexander, Weeks Simmons, Lindburg and Thomas.  The Loan Committee is responsible for and oversees the Bank's loan activities.  All actions of this Committee are reviewed and ratified by the entire Board.  This Committee met 49 times during the year ended December 31, 2017.

The Audit Committee reviews audit reports, reevaluates audit performance and handles relations with the Bank's independent auditor to ensure effective compliance with regulatory and internal policies and procedures.  This Committee is comprised of Directors Moore (Chairman), Clyburn, Alexander, Simmons and Thomas.  The Audit Committee met 12 times during the year ended December 31, 2017.

The Compensation Committee makes recommendations to the Board regarding the amount of the Bank's annual contribution to certain benefit plans and salaries for the Bank's officers and employees.  This Committee also determines certain minor administrative matters related to certain employee plans.  The Compensation Committee is comprised of Directors Simmons (Chairman), Toole, Alexander and Weeks.  This Committee met seven times during the year ended December 31, 2017.

The Trust Committee consists of Directors Toole (Chairman), Verenes, Alexander, Simmons, Thomas and Harmon.  This Committee reviews and approves activities of Security Federal Trust, a division of the Bank.  This Committee met 20 times during the year ended December 31, 2017.

The Investment Committee consists of Directors Toole (Chairman), Verenes, Alexander, Simmons, Thomas and Harmon.  This Committee reviews and approves activities of Security Federal Investments, a division of the Bank.  This Committee met 11 times during the year ended December 31, 2017.

Leadership Structure and Board Involvement in Risk Management Process

The positions of Board Chairman and of President and Chief Executive Officer are held by two persons.  This has been the case since 1994.  Our Board of Directors is chaired by Timothy W. Simmons and in his absence, Vice Chairman, Gasper L. Toole, III, who are both non-executive directors.  The Chief Executive Officer is responsible for the day-to-day performance of Security Federal while the Chairman of the Board provides guidance, sets the agenda for Board meetings and presides over meetings of the full Board.  The Board believes that having a Chairman and Vice Chairman who are not executive officers is the best structure under current circumstances.

The Board of Directors is actively involved in oversight of risks that could affect Security Federal.  This oversight is accomplished in part through the Executive, Audit and Nominating Committees of the Board of Directors.  The Board of Directors satisfies its risk oversight responsibility through full reports by each committee regarding its considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Security Federal and through internal and external audits.  Risks relating to the direct operations of Security Federal Bank are further overseen by the Bank's Board of Directors, who are the same individuals who serve on the Board of Directors of Security Federal.  The Board of Directors of the Bank also has additional committees including Loan, Trust and Investment Committees that conduct risk oversight separate from Security Federal.  Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder.  The Board and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Code of Ethics.  The Board of Directors has adopted a written Code of Ethics for Principal Executive Officers and Senior Financial Officers, and requires individuals to maintain the highest standards of professional conduct.  The Code of Ethics is available on our website at www.securityfederalbank.com.

Communication with the Board of Directors.  The Board of Directors maintains a process for shareholders to communicate with the Board of Directors.  Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Security Federal Corporation, P.O. Box 810, Aiken, South Carolina 29802.  Any communication must state the number of shares beneficially owned by the shareholder making the communication.  The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at annual meetings of shareholders.  All members of the Board of Directors attended the 2017 annual meeting of shareholders.

Director Independence.  Although our common stock is not listed on Nasdaq, we have chosen to apply Nasdaq's definition of "independence," as permitted by the SEC.  Robert E. Alexander, William Clyburn, Thomas L. Moore, Timothy W. Simmons, Frank M. Thomas, Jr., Gasper L. Toole, III and Harry O. Weeks, Jr. are all independent.  J. Chris Verenes, Roy G. Lindburg and Richard T. Harmon are executive officers of Security Federal and accordingly, are not independent.

Related Party Transactions.  Applicable law and regulations require that all loans or extensions of credit to executive officers and directors must be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank has adopted a policy to this effect.  At December 31, 2017, loans to all employees, officers and directors of the Bank totaled approximately $3.4 million, or 4.4% of Security Federal's total shareholders' equity.  These loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers and (3) did not involve more than the normal risk of collectibility or present other unfavorable features when made, other than those made under the Bank's employee loan program, which is discussed below.  All loans to directors and executive officers are required to be reviewed by the Chief Executive Officer and the Loan Committee and reported to the Board.  Loans and aggregate loans of $500,000 or greater are reviewed and approved by the Bank's Board of Directors, pursuant to Regulation O of the Federal Reserve Board.  All loan approval and review procedures are governed by written policies.

The Bank also offers an employee loan program to all employees to assist employees with loans for a variety of personal, family or household credit needs, or for the purchase, construction or refinancing of a home which is the employee's primary residence.  All loans offered to employees are closed on the same terms as those available to members of the general public.  Following closing, the terms of employee loans are modified to reflect a preferential interest rate.  Existing loans may be modified to conform to the terms of the employee loan program.  The employee loan rates are modified on January 1 of each year to reflect the Bank's cost of funds.  If an employee terminates employment at the Bank, the interest rate on the loan reverts to the original rate for the general public.  No director or executive officer had indebtedness and principal payable thereon pursuant to the employee loan program that exceeded $120,000 during the year ended December 31, 2017.

DIRECTORS' COMPENSATION

The following table shows the compensation paid to our directors for the year ended December 31, 2017, except for those who are our named executive officers.  Compensation for Directors J. Chris Verenes, Roy G. Lindburg and Richard T. Harmon, who are the named executive officers of Security Federal, is included in the section below entitled "Executive Compensation."  The non-employee directors did not receive any stock or option awards, nor do they have any non-equity incentive plan compensation, change in pension value or non-qualified deferred compensation earnings; therefore, these columns have been omitted from the table below.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)

Timothy W. Simmons	104,200	48,680 (1)	152,880
Gasper L. Toole, III	54,600	--	54,600
Thomas L. Moore	41,586	827 (2)	42,413
Robert E. Alexander	71,600	--	71,600
William Clyburn	38,600	--	38,600
Harry O. Weeks, Jr.	49,500	--	49,500
Frank M. Thomas, Jr.	68,200	37,600 (1)	105,800
___________
(1)	Payments received pursuant to Salary Continuation Agreement (described below).
(2)
Received for service on the North Augusta area and Midland Valley area advisory boards. These committees consist of local business people who meet monthly to advise the Bank on how it can better serve the community.

Security Federal does not compensate the members of its Board of Directors for service on the Board or committees; all fees are paid by Security Federal Bank for service to the Bank.  The directors of the Bank receive fees of $2,083 per month.  Members of the Bank's Executive Committee receive $2,042 per month for membership on this Committee, with the exception of Messrs. Verenes, Lindburg and Harmon, who do not receive a fee for service on this Committee.  Members of the Audit Committee receive $1,133 per meeting attended and the Chairman of the Audit Committee also receives $283 per month.  Members of the Trust and Investment Committees receive $425 per month.  No fee is paid for service on the Bank's Compensation or Loan Committees.

Salary Continuation Agreement.  Effective May 16, 2006, we entered into salary continuation agreements with Timothy W. Simmons, then President and Chief Executive Officer of Security Federal, and Frank M. Thomas, Jr., then President of the Bank.  The agreements provide an annual supplemental retirement benefit to begin on the last day of the year in which the executive attains age 65, or upon his separation from service, if later.  The benefit equals 20% of the executive's final pay, payable in monthly installments over 15 years.  Mr. Simmons turned 65 in 2010 and retired effective January 1, 2012.  He began receiving a monthly benefit of $4,057 on January 1, 2012.  Mr. Thomas turned 65 in 2012 and retired effective June 6, 2014.  He began receiving a monthly benefit of $3,133 on July 1, 2014.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding compensation earned during the fiscal years ended December 31, 2017 and 2016, for our named executive officers: (1) J. Chris Verenes, our principal executive officer; and (2) our two other most highly compensated executive officers, who are Roy G. Lindburg and Richard T. Harmon.

Name and Principal Position	Year	Salary ($)	Non-equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)

J. Chris Verenes	2017	290,000	36,946	54,810	36,356	418,112
Chief Executive Officer and Director	2016	270,000	25,326	45,161	34,025	374,512
of Security Federal; Chairman and
Chief Executive Officer of the Bank

Roy G. Lindburg	2017	230,000	27,692	26,902	34,575	319,169
President of Security Federal and	2016	218,000	20,448	23,407	32,507	294,362
Director of Security Federal and the Bank

Richard T. Harmon	2017	201,000	25,607	48,110	31,298	306,015
President of the Bank and Director of	2016	190,000	17,822	40,767	29,495	278,084
Security Federal and the Bank
______________
(1)	Represents the increase of each officer's accumulated benefit under his salary continuation agreement.
(2)	Please see the table below for more information on the other compensation paid to our executive officers for the year ended December 31, 2017.

The following table sets forth details of "All other compensation" for the year ended December 31, 2017 as presented above in the Summary Compensation Table.

Name	Directors' Fees ($)	401(k) Plan Contribution ($)	Life Insurance Premium ($)	Country Club Dues ($)	Total ($)

J. Chris Verenes	25,000	9,460	206	1,690	36,356
Roy G. Lindburg	25,000	7,573	206	1,796	34,575
Richard T. Harmon	25,000	6,092	206	--	31,298

Incentive Compensation Plan.  Effective August 15, 2013, the Board adopted the Senior Management Incentive Compensation Plan ("Incentive Plan").  The purpose of the Incentive Plan is to maximize the achievement of the Bank's objectives by providing incentives and awards to those senior-level executives who attain and sustain consistently high levels of performance which exceed normal expectations and which contribute to the success and profitability of the Bank.  Eligible participants are those individuals approved by the Board who, in the judgment of the Chief Executive Officer and the Board, are responsible for directing functions which have a significant bearing on the growth and profitability of the Bank.  As of the beginning of each fiscal year, the Board must review and revise, if necessary, the operating rules of the Incentive Plan.  The operating rules include: (1) identification of employees selected for participation; (2) position level multipliers, performance measurement factors and weightings for determining the amount of incentive compensation awards; and (3) other rules which the Board deems appropriate.  For 2017, each of the named executive officers participated in the Incentive Plan.

The general formula for calculating a participant's incentive for the plan year is the base annual salary of the participant, multiplied by the percentage base award, multiplied by the sum of the basic formula percentage for each performance measure applicable to the participant's position, multiplied by the position level multiplier, multiplied by the individual performance adjustment.  For any incentive to be paid under the Incentive Plan, the Bank must meet a predefined minimum level of performance.  The performance measures for incentives are the key operating ratios, plus other pertinent measures of total Bank performance, on which the participants will be evaluated.  The position level multiplier is a multiplier used to recognize the impact that each senior-level officer has on overall Bank performance.  The individual performance adjustment gives the Board some subjective discretion in the determination of the final incentive award for each participant.  In addition, the Board may take into account any extraordinary occurrences, consisting of those events which in the Board's option are outside the significant influence of participants and would cause a significant unintended effect (whether positive or negative) on the Bank's operating and financial performance results.

For 2017, the named executive officers' incentives were based primarily on net operating income.  Other performance measures included loan growth, deposit growth, non-performing assets and referrals made.  The Bank's net operating income was the threshold performance factor for the payment of incentives for 2017.  The Incentive Plan provides that no incentive awards will be granted for 2017, regardless of performance on individual goals, if the Bank's net operating income is less than an approved minimum for the fiscal year.  The Bank met the minimum for 2017; therefore, the named executive officers received annual cash incentive payments in 2018 for the year ended December 31, 2017.

Outstanding Equity Awards

The named executive officers did not have any equity awards outstanding at December 31, 2017.

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon termination of employment.  The following table shows, as of December 31, 2017, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

Name	Early Retirement ($)		Normal Retirement ($)	Change in Control ($)		Disability ($)		Death ($)

J. Chris Verenes
Salary Continuation Agreement	320,502	(1)	(2)	320,502	(3)	320,502	(4)	682,606

Roy G. Lindburg
Salary Continuation Agreement	174,964	(1)	(2)	174,964	(3)	174,964	(4)	530,081

Richard T. Harmon
Salary Continuation Agreement	210,489	(1)	(2)	233,877	(3)	233,877	(4)	602,875
___________
(1)
Consists of currently vested portion of accrued benefit at December 31, 2017. Full benefit amount is the executive's vested accrual balance at the end of the preceding plan year at the time of early retirement. Interest is applied to the vested accrual balance at a rate equal to the plan discount rate at the time of early retirement, and is compounded monthly. The benefit is paid out in 180 equal installments when the participant reaches age 65.

(2)	Not yet eligible; participant must reach age 65.
(3)
Consists of fully vested accrued benefit at December 31, 2017. Full benefit amount for change in control followed by a separation of service is 100% of the projected benefit. The projected benefit is 20% of the executive's current salary inflated by 4% until age 65 and paid out over 15 years in equal monthly payments after age 65.

(4)
Consists of fully vested accrued benefit at December 31, 2017. Full benefit amount is 100% of the executive's accrual balance at the end of the preceding plan year at the time of disability. Interest is applied to the accrual balance at a rate equal to the plan discount rate at the time of separation of service, and is compounded monthly. The benefit is paid out in 180 equal installments when the participant reaches age 65.

Salary Continuation Agreements.  We entered into salary continuation agreements with Messrs. Verenes and  Lindburg, effective May 16, 2006 and Mr. Harmon, effective September 1, 2008. These agreements provide an annual supplemental retirement benefit which begins on the last day of the year in which the executive attains age 65, or upon executive's separation from service, if later.  The benefit equals 20% of the executive's final pay, payable in monthly installments over 15 years.  An executive's final pay is the highest of his annual base salary over the five year period ending with the year he separates from service.

The agreements also provide an early termination benefit if the executive terminates employment with the Bank prior to his attaining age 65.  The early termination benefit is an annual benefit based on the executive's vested accrued balance under the agreement, determined when he separates from service from the Bank, adjusted monthly by an interest factor until the executive's attainment of age 65.  The rate at which the executive vests in his early termination benefit is set forth in his agreement, with the vesting rate ranging from between 10% per year to 25% per year, depending on the executive.  As of December 31, 2017, Messrs. Verenes and Lindburg were 100% vested, and Mr. Harmon was 90% vested. The early termination benefit is payable in monthly installments over 15 years, commencing on the first day of the month after the executive attains age 65.  During the payout period, the remaining accrued balance will be credited monthly by an interest factor.  The agreements also provide a disability termination benefit if the executive terminates employment with the Bank on account of disability prior to his attaining age 65.  The disability termination benefit is the same as the early termination benefit, except that the executive becomes 100% vested in his benefit upon his disability while actively employed.

In the event of a change in control, followed by a separation from service, the executive will receive an annual change in control benefit equal to 20% of the executive's projected final pay.  An executive's projected final pay is his final pay, as defined above, adjusted at a rate of 4% per year until the executive attains age 65.  The annual change in control benefit will be paid in monthly installments over 15 years, commencing on the first day of the month after the executive attains age 65.

Nondistributed benefits will be forfeited if within 24 months of the executive's termination of employment the executive violates the noncompetition, nondisclosure or nonsolicitation provisions described in the agreement.  This forfeiture provision does not apply if there is a change in control.

If the executive dies while in the active service of the Bank but before he attains age 65, his beneficiary will receive a lump sum benefit based on the executive's accrued balance that is paid within 60 days of his death.  If the executive dies after his benefit has commenced, the remaining benefits will be paid to the executive's beneficiaries at the same time and the same amounts they would have been paid to the executive.  If the executive dies after he has become entitled to a benefit, but before the benefit commences, the benefit will commence to be paid to his beneficiaries within 30 days following the date the Bank or its successor receives a copy of the executive's death certificate.  In addition to the death benefit described above, the executive will receive under a split dollar agreement an additional death benefit, equal to 50% of the "net death proceeds."  The net death proceeds is the death benefit received by the Bank under a life insurance policy taken out on the life of the executive, reduced by the greater of the cash surrender value of the policy or the aggregate premiums paid by the Bank on the policy.

In the event an executive becomes disabled, he is entitled to his accrued account balance.  That amount, plus interest until age 65, would be paid to the executive upon reaching age 65 over a 15-year period.

Compensation Policies and Risk

The Compensation Committee meets at least annually and reviews the compensation of its officers and had determined that the risks arising from Security Federal's compensation policies and practices for all employees are not likely to have a material adverse effect on Security Federal.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"), we are required to include in this Proxy Statement and present at the meeting a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a "say-on-pay" proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Security Federal's executives as disclosed in this Proxy Statement.  The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Security Federal Corporation's named executive officers, as disclosed in the compensation tables and related material in the Proxy Statement for the 2018 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Security Federal and Security Federal Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders.  Our Board of Directors believes that our compensation policies and procedures achieve these objectives.  The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 3 – ADOPTION OF THE 2018 EMPLOYEE STOCK PURCHASE PLAN

Overview

On February 15, 2018, our Board of Directors unanimously adopted, subject to shareholder approval, the Security Federal Corporation 2018 Employee Stock Purchase Plan.  The purpose of the Plan is to provide employees of Security Federal and designated subsidiaries with an opportunity to purchase Security Federal's common stock through accumulated payroll deductions.  All employees participating in the Plan will have equal rights and privileges under the Plan.  Substantially all of our approximately 231 employees are eligible to participate in the Plan.  We intend for the Employee Stock Purchase Plan to offer a convenient means for employees who might not otherwise purchase and hold our common stock to do so and for the discounted purchase price feature to provide a meaningful incentive to participate.  We believe that our employees' continuing economic interest, as shareholders, in our performance and success will contribute to our long-term success.  The Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended ("Code Section 423"). Under an employee stock purchase plan that qualifies under Code Section 423, no U.S. taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. U.S. taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Employee Stock Purchase Plan or in the event the participant dies while still owning the purchased shares.

The following summary is a brief description of the material features of the Employee Stock Purchase Plan.  This summary is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Summary

Administration.  A committee appointed by the Board of Directors will administer the Employee Stock Purchase Plan and have the full authority to construe interpret and apply the terms of the Plan, determine eligibility and adjudicate all disputed claims under the Plan.  For purposes of the administration of the Employee Stock Purchase Plan, the Committee must be composed solely of non-employee directors.  All actions, interpretations and decisions of the Committee are final and binding on all persons and will be given the maximum deference permitted by law.

Shares Available under the Plan.  A total of 50,000 shares of Security Federal common stock are initially authorized and reserved for issuance under the Employee Stock Purchase Plan.  The number of shares available under the Plan are subject to adjustment as described below under "Adjustments Upon Changes in Capitalization."

Offerings. The Employee Stock Purchase Plan is implemented by offerings of purchase rights for a duration of approximately three months to all eligible employees, beginning on the first trading day on or after January 1, April 1, July 1 and October 1 of each year and ending on the last trading day on or before the end of the period.  If approved by shareholders, the first offering under the Plan will begin on the first trading day on or after July 1, 2018 and will end on the first trading day on or after September 30, 2018.  The provisions of separate offerings need not be identical, but each offering will conform to the Plan.

Eligibility.  Any employee of Security Federal and its subsidiaries who has been continuously employed for at least six consecutive months, who is employed on a given enrollment date and who is customarily employed for at least 20 hours per week will be eligible to participate in the Employee Stock Purchase Plan for the offering period beginning with the enrollment date.  The Committee retains the right to change the eligibility criteria for any plan year, in advance of such plan year, as long as such criteria are permissible under Code Section 423.

No employee will be eligible to participate in the Employee Stock Purchase Plan if, immediately after the grant of purchase rights, the employee (or persons whose stock ownership attributable to that employee) would own stock possessing 5% or more of the total combined voting power or value of all classes of Security Federal stock, including any stock that such employee may purchase under all outstanding rights and options.  In addition, a participant's right to buy shares may not accrue at a rate in excess of $25,000 worth of Security Federal common stock for each calendar year in which the purchase right is outstanding.

Participation.  An eligible employee may become a participant in the Employee Stock Purchase Plan by (1) completing a subscription agreement authorizing payroll deductions at least 10 days prior to the enrollment date for the offering period in which the employee's participation will begin or (2) following an electronic or other enrollment process determined by the Board of Directors or Committee.  When the participant files his or her subscription agreement, he or she must authorize payroll deductions of up to 10% of the compensation the participant receives on each pay day during the offering period.  The purchase price of the shares is accumulated by payroll deductions over the period of the offering. At any time during the offering, a participant may terminate his or her payroll deductions.  However, a participant may not change the rate of his or her payroll deductions during and offering period.  Payroll deductions will also end as necessary to avoid violating the $25,000 purchase limit described above.  A participant may change the rate of his or her payroll deductions for a future offering period by filing a new subscription agreement.  All payroll deductions made for a participant are credited to his or her account under the Employee Stock Purchase Plan and deposited with our general funds pending purchase of the elected amount of Security Federal common stock.  No interest will be paid on payroll deductions.

By authorizing payroll deductions during an offering period, eligible employees will be entitled to purchase shares under the Employee Stock Purchase Plan.  In connection with offerings made under the Plan, the Committee specifies the maximum number of shares each participant may purchase and the maximum aggregate number of shares that may be purchased pursuant to the offering by all participants.  If the aggregate number of shares to be purchased upon exercise of rights granted in the offering will exceed the maximum aggregate number of shares available, the Committee will make a pro rata allocation of available shares in a uniform and equitable manner.

An employee may fully withdraw from a given offering by delivering a prescribed notice of withdrawal.  Upon withdrawal, the employee's accumulated payroll deductions will be returned without interest.  An employee's withdrawal from an offering will not have any effect upon that employee's ability to participate in future offerings under the Plan, which participation may occur only if the employee delivers a new subscription agreement with respect to that future offering.

Purchase of Shares.  On the last day of each three-month offering period, the number of whole shares a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's eligible compensation during that offering period by the purchase price.  The purchase price of the shares is the amount equal to the greater of (1) 85% of the fair market value of a share on the enrollment date or on the exercise date, whichever is lower, or (2) the book value per share as disclosed in Security Federal's Quarterly Report on Form 10-Q as of the beginning of the quarter ending immediately prior to the enrollment date.

Termination of Employment.  Rights granted pursuant to any offering under the Employee Stock Purchase Plan terminate immediately upon cessation of an employee's employment with Security Federal or its subsidiaries for any reason, including death, and the employee's accumulated payroll deductions will be returned without interest upon such termination.

Restrictions on Transfer. Rights granted under the Employee Stock Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.  Any attempt at transfer may be treated as an election to withdraw funds from an offering period.

Adjustments Upon Changes in Capitalization.  Subject to any required action by Security Federal shareholders, the reserves, as well as the price per share of common stock covered by each option which has not yet been exercised, will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by Security Federal.  Reserves means the number of shares of common stock covered by each option which have not yet been exercised and the number of shares of common stock which have been authorized for issuance under the Employee Stock Purchase Plan but not yet placed under option.

Change in Control.  In the event of a proposed sale or all or substantially all of the assets of Security Federal, or the merger of Security Federal with or into another corporation, each option under the Employee Stock Purchase Plan will be assumed or an equivalent option may be substituted by the successor.  Alternatively, the Board of Directors may determine to shorten the offering period.

Duration, Termination and Amendment.  The Employee Stock Purchase Plan will continue in effect for a term of ten years, unless sooner terminated at the sole discretion of the Board of Directors.  If the Plan is terminated during an offering prior to an exercise date, Security Federal will pay to each participant an amount equal to the balance in the participant's payroll deduction account without interest as soon as administratively practicable.

The Board of Directors may amend the Employee Stock Purchase Plan at any time.  Where necessary to comply with applicable laws and regulations, shareholder approval will be obtained with respect to the amendment.  Rights granted before amendment of the Plan will not be altered or impaired in any material manner by any amendment without consent of the employee to whom such rights were granted, except as necessary to comply with any laws or government regulations or as otherwise specifically provided in the Plan.

Federal Income Tax Consequences

The following brief summary of the effect of U.S. federal income taxation upon the participant and Security Federal with respect to the shares purchased under the Employee Stock Purchase Plan does not purport to be complete, and does not discuss the income tax laws of any state or foreign country in which the participant may reside.

The Employee Stock Purchase Plan is intended to be an employee stock purchase plan within the meaning of Code Section 423.  Under an employee stock purchase plan that qualifies under Code Section 423, no taxable income will be recognized by a participant, and no deductions will be allowable to Security Federal, upon either the grant or the exercise of the purchase rights.  Taxable income will not be recognized to the participant until there is a sale or other disposition of the shares acquired under the Plan or if the participant dies while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the granting of the stock purchase option under the Employee Stock Purchase Plan or within one year after the actual purchase date of those shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and Security Federal will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal in amount to such excess.  The amount of this ordinary income will be added to the participant's basis in the shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss.  If the shares have been held for more than one year since the date of purchase, the gain or loss will be taxed as a long-term capital gain.

If the participant sells or disposes of the purchased shares more than two years after the granting of the stock purchase option under the Employee Stock Purchase Plan and more than one year after the actual purchase date of those shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) the applicable discount of the fair market value of the shares on the start date of that offering period.  Any additional gain upon the disposition will be taxed as a long-term capital gain.  Alternatively, if the fair market value of the shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.  Security Federal will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (2) the applicable discount of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

The Board of Directors unanimously recommends that you vote FOR adoption of the Security Federal Corporation 2018 Employee Stock Purchase Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Charter.  The Audit Committee operates pursuant to a written charter approved by our Board of Directors.  The charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent auditor, the internal audit department and management of Security Federal.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to Security Federal's audited financial statements for the year ended December 31, 2017:

▪	The Audit Committee has reviewed and discussed Security Federal's audited financial statements for the year ended December 31, 2017 with management;

▪
The Audit Committee has discussed with the independent auditor, Elliott Davis, LLC, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;

▪
The Audit Committee has received written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditor's independence; and

▪
The Audit Committee has, based on its review and discussions with management of the audited financial statements for the year ended December 31, 2017 and discussions with the independent auditor, recommended to the Board of Directors that Security Federal's audited financial statements for the year ended December 31, 2017 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:	Thomas L. Moore, Chairman
William Clyburn
Robert E. Alexander
Timothy W. Simmons
Frank M. Thomas, Jr.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

AUDITOR

Elliott Davis, LLC served as our independent auditor for the year ended December 31, 2017.  The Audit Committee of the Board of Directors has appointed Elliott Davis, LLC as independent auditor for the fiscal year ending December 31, 2018.

The following table sets forth the aggregate fees billed or expected to be billed to Security Federal by Elliott Davis, LLC for professional services rendered for the years ended December 31, 2017 and 2016.

	Year Ended December 31,
	2017	2016

Audit Fees	$125,960	$123,600
Audit-Related Fees	15,100	14,000
Tax Fees	15,750	15,000
All Other Fees	--	--

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with its annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.  For the year ended December 31, 2017, the Audit Committee approved all of the services provided by Elliott Davis, LLC that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.

Representatives of Elliot Davis, LLC are expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should they desire to do so.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than 10% of any registered class of Security Federal's equity securities to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of the reports and written representations provided to us by these persons, we believe that all filing requirements applicable to our reporting officers, directors and greater than 10% beneficial owners were properly and timely complied with during the year ended December 31, 2017.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in our proxy solicitation materials for the next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at our main office at 238 Richland Avenue, NW, Aiken, South Carolina, no later than November 20, 2018.  Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Securities Exchange Act of 1934.

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of shareholders, the shareholder must deliver written notice of the nominations and/or proposals to the Secretary not less than 30 nor more than 90 days prior to the date of the meeting; provided that if less than 45 days' notice or prior public disclosure of the meeting is given or made to shareholders, the notice must be delivered not later than the close of the 15th day following the day on which notice of the meeting was mailed to shareholders or public disclosure was made.  As specified in the Articles of Incorporation, the written notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice.  The notice with respect to business proposals to be brought before the annual meeting must state the shareholder's name, address and number of shares of common stock held, and briefly discuss the business to be brought before the meeting, the reasons for conducting such business at the meeting and any interest of the shareholder in the proposal.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the meeting other than those matters described in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

We will bear the cost of solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Security Federal common stock.  In addition to solicitation by mail, directors, officers and employees of Security Federal and the Bank may solicit proxies personally or by telephone, without additional compensation.

Security Federal's Annual Report to Shareholders, including consolidated financial statements, accompanies this Proxy Statement.  Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to Security Federal.  The Annual Report is not to be treated as part of the proxy solicitation materials, or as having been incorporated herein by reference.

A copy of the Annual Report on Form 10-K as filed with the SEC will be furnished without charge to shareholders as of the close of business on the voting record date upon written request to Robert E. Alexander, Secretary, Security Federal Corporation, P.O. Box 810, Aiken, South Carolina 29802.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Robert E. Alexander

Robert E. Alexander Secretary

Aiken, South Carolina
March 20, 2018

Appendix A

SECURITY FEDERAL CORPORATION
2018 Employee Stock Purchase Plan
1. Purpose. The purpose of the Plan is to provide employees of the Corporation and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Corporation through accumulated payroll deductions. It is the intention of the Corporation to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 and related sections of the Code.
2. Definitions.
"Board" shall mean the Board of Directors of the Corporation.
"Code" shall mean the Internal Revenue Code of 1986, as amended.
"Committee" means a committee of the Board appointed in accordance with Section 13 hereof.
 "Common Stock" shall mean the common stock of the Corporation.
"Compensation" shall mean all base straight time gross earnings, as determined in accordance with the personnel policies of the Corporation, except that base pay for employees who receive commission income shall include their commission income.  Compensation excludes payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses, awards and other compensation.
"Corporation" shall mean Security Federal Corporation, a South Carolina corporation.
"Designated Subsidiary'' shall mean a Subsidiary which the Board has designated from time to time in its sole discretion as eligible to participate in the Plan.
"Employee" shall mean any individual who is an employee of the Corporation or a Subsidiary for purposes of tax withholding under the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Corporation approves or is legally protected under applicable laws.
"Enrollment Date" shall mean the first day of each Offering Period.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
"Exercise Date" shall mean the last day of each Offering Period.
"Fair Market Value" shall mean, as of any date, and if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable.  If the preceding sentence does not apply, and there are not at least two brokerage companies reporting a bid price per share on such date, then the Fair Market Value shall be that value determined based on the weighted average of the past six trades of the Common Stock.
"Offering Period" shall mean a period of approximately three (3) months, commencing on the first Trading Day on or after January 1, April 1, July 1 and October 1 of each year and terminating on the last Trading Day on or before the end of such period provided, however, that the duration of the first Offering Period shall be as provided in Sections 4 and 19.
"Participant" means an Eligible Employee that participates in the Plan.

"Plan" shall mean this Employee Stock Purchase Plan.
"Purchase Price" shall mean, with respect to an Offering Period, an amount equal to the greater of (i) 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, or the "Book Value Per Share" of the Common Stock. For purposes of the preceding sentence, (ii) "Book Value Per Share" shall be the book value per share as disclosed in the Corporation's Form 10-Q (including the financial statement highlights) as of the beginning of the quarter ending immediately prior to the Enrollment Date.
"Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.
"Securities Act" shall mean the Securities Act of 1933, as amended.
"Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Corporation or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary.
"Trading Day" shall mean a day on which national stock exchanges are open for trading.
3. Eligibility.
(a) Any Employee who has been continuously employed by the Corporation for at least six (6) consecutive months, who is employed by the Corporation on a given Enrollment Date, and who is customarily employed for at least twenty (20) hours per week or more as an Employee shall be eligible to participate in the Plan for the Offering Period commencing with such Enrollment Date.
(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock  possessing  five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary of the Corporation or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Corporation and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January l, April 1, July 1 and October 1 of each year, or on such other date as the Board shall determine, and continuing hereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.
5. Participation.
(a) An eligible Employee may become a Participant in the Plan by (i) completing a subscription agreement authorizing payroll deductions on such form as the Board or the Committee may designate and filing it with the Corporation's payroll department at least ten (10) business days prior to the Enrollment Date for the Offering Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Board or the Committee for all eligible Employees with respect to a given Offering Period, or (ii) following an electronic or other enrollment procedure determined by the Board or the Committee.
(b) With respect to any Offering Period, payroll deductions for a Participant during such Offering Period shall commence with the first payroll period following the Enrollment Date and shall end on the Exercise Date of the Offering Period, unless sooner terminated by the Participant as provided in Section 10.

6. Payroll Deductions.
(a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.
 (b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account. A Participant's account shall be only a bookkeeping account maintained by the Corporation, and neither the Corporation nor any Subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a Participant's account. Except for amounts not expended because of the Plan rule that fractional shares shall not be purchased, no amount of accumulated payroll deductions shall be carried over with respect to any Participant from the end of one Offering Period to the beginning of another.
(c) During an Offering Period, a Participant may discontinue his or her participation in the Plan as provided in Section 10 but no other change can be made and, specifically, a Participant may not alter the rate of his or her payroll deductions during an Offering Period. A Participant may increase or decrease the rate of his or her payroll deductions for a future Offering Period by filing with the Corporation a new subscription agreement authorizing an increase or decrease in payroll deduction rate within ten (10) business days before the commencement of the upcoming Offering Period. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.
(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant 's payroll deductions may be decreased to 0% of Compensation at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $25,000. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Corporation's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state or other tax withholding obligations, if any, arising upon the exercise of the option or the disposition of the Common Stock. The Corporation may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Corporation to meet applicable withholding obligations related to the Participant's tax obligations, including any withholding required to make available to the Corporation any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee that may be available to it, to the extent permitted by Treasury Regulation Section 1.423-2(f).
(f) As soon as practical after the Enrollment Date the Corporation shall disclose to the eligible Employees the Book Value Per Share with respect to that Offering Period.
7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Corporation's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date (including amounts retained in the Participant's account in accordance with Section 8) and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period.

8. Exercise of Option.
(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account and applied toward the purchase of shares in a subsequent Offering Period unless the Participant terminates his or her participation in the Plan as provided in Section 10. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.
(b) If the Board or the Committee determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Board or the Committee may in its sole discretion (x) provide that the Corporation will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Corporation will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19.
9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Corporation shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as the Participant designates.
10. Withdrawal; Termination of Employment.
(a) A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Corporation on such form as the Board or the Committee may designate. All of the Participant's payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Corporation a new subscription agreement.
(b) Upon a Participant's ceasing to be an Employee for any reason or upon termination of a Participant's employment relationship (as described in the definition of "Employee"), the payroll deductions credited to such Participant' s account during the Offering Period but not yet used to exercise the option will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such Participant's option will be automatically terminated.
11. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.
12. Stock. The maximum number of shares of the Corporation's Common Stock which shall be made available for sale under the Plan shall be 50,000 shares, subject to adjustment upon changes in capitalization of the Corporation as provided in Section 18. Such shares may consist in whole or in part of authorized and unissued or reacquired Common Stock. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as is practicable and as it determines to be equitable.

13. Administration.
 (a) Administrative Body. The Plan shall be administered by the Board or the Committee. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by Subsection (b) of this Section 13.
(b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act, or any successor provision ("Rule 16b-3"), provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee containing a person who is not a Non-Employee Director as that term is used in Rule 16b-3.
14. Designation of Beneficiary.
(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
(b)  Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Corporation shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares and/or cash to  the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.
15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Corporation may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.
16. Use of Funds. All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose and the Corporation shall not be obligated to segregate such payroll deductions.
17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Dissolution; or Merger or Asset Sale.
(a) Changes in Capitalization. Subject to any required action by the shareholders of the Corporation, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b) Dissolution or Liquidation. In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the ''New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18(b), an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or mergers, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.
19. Amendment or Termination.
(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Board may terminate an Offering Period on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Corporation and its shareholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.  To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Corporation shall obtain shareholder approval in such a manner and to such a degree as required. If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants' accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon), as soon as administratively practicable.
(b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected,'' the Board or the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during Offering Periods, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Corporation's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan.
(c) In the event that the Board or the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:
(1) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(2) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;
(3) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;
(4) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; or
(5) reducing the maximum number of shares a Participant may purchase during any Offering Period.
Such modifications or amendments shall not require shareholder approval or the consent of any Participant.
20. Notices. All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.
21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to  an option unless the exercise of such option and the issuance and deliver of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
22. Term of Plan. The Plan shall become effective upon its adoption by the Board and approval by the shareholders of the Corporation. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.
23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.
24. Code Section 409A. The Plan is exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Board or the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Board or the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Board or Committee determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Board or Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Corporation shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or Committee with respect thereto. The Corporation makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.
25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Corporation within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable laws.
26. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of South Carolina.
27. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

REVOCABLE PROXY
SECURITY FEDERAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
APRIL 19, 2018

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Security Federal Corporation ("Security Federal") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Newberry Hall, located at 117 Newberry Street, SW, Aiken, South Carolina, on April 19, 2018, at 11:00 a.m., Eastern time, and at any and all adjournments or postponements thereof, as follows:

VOTE
		FOR		WITHHELD

1.	The election as directors of the nominees listed
	below (except as marked to the contrary below).	[ ]		[ ]

Timothy W. Simmons
Harry O. Weeks, Jr.
Roy G. Lindburg

INSTRUCTION: To withhold your vote for any
individual nominee, write that nominee's name
on the line below.

_________________________________________
_________________________________________

		FOR	AGAINST	ABSTAIN

2.	Advisory approval of the compensation of Security
	Federal Corporation's named executive officers.	[ ]	[ ]	[ ]

3.	Adoption of the Security Federal Corporation 2018 Employee Stock Purchase Plan.	[ ]	[ ]	[ ]

4.	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote FOR the proposals above.

This proxy will be voted as directed, but if no instructions are specified, the  proxies will vote your shares in accordance with the directors' recommendations.  If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the meeting or at any adjournment or postponement thereof and after notification to the Secretary of Security Federal at the meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Security Federal prior to the execution of this proxy of Notice of Annual Meeting of Shareholders, a Proxy Statement for the annual meeting of shareholders and an Annual Report to Shareholders.

Dated: , 2018

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the mailing label.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, only one signature is required, but each holder should sign, if possible.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope.